As filed with the Securities and Exchange Commission on July 30, 2008
Registration No. 333-32532

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4
ON
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1787539 (I.R.S. Employer Identification No.)

200 East Basse Road
San Antonio, TX	78209
(Address of Principal Executive Offices)	(Zip Code)
NON-QUALIFIED STOCK OPTION AGREEMENT WITH JEFFREY A. MARCUS;
NON-QUALIFIED STOCK OPTION AGREEMENT WITH ERIC C. NEUMAN;
NON-QUALIFIED STOCK OPTION AGREEMENT WITH THOMAS P. MCMILLIN;
NON-QUALIFIED STOCK OPTION AGREEMENT WITH DANIEL J. WILSON;
NON-QUALIFIED STOCK OPTION AGREEMENT WITH RICHARD A.B. GLEINER;
STOCK OPTION AGREEMENTS WITH CERTAIN EXISTING AND FORMER DIRECTORS,
OFFICERS, EMPLOYEES AND CONSULTANTS OF AMFM INC. PURSUANT
TO THE AMFM INC. 1999 STOCK OPTION PLAN;
THE 1998 AMFM INC. STOCK OPTION PLAN;
THE CAPSTAR BROADCASTING CORPORATION 1998 STOCK OPTION PLAN;
THE AMENDED AND RESTATED AMFM INC. STOCK OPTION PLAN FOR
NON-EMPLOYEE DIRECTORS;
THE CHANCELLOR BROADCASTING COMPANY STOCK AWARD PLAN;
THE 1995 STOCK OPTION PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES OF
EVERGREEN MEDIA CORPORATION;
THE CHANCELLOR HOLDINGS CORP. 1994 DIRECTOR STOCK OPTION PLAN;
THE BROADCASTING PARTNERS, INC. 1994 LONG-TERM INCENTIVE PLAN;
THE 1993 STOCK OPTION PLAN FOR EXECUTIVE AND KEY EMPLOYEES OF EVERGREEN
MEDIA CORPORATION; AND
THE 1992 STOCK OPTION PLAN FOR KEY EMPLOYEES OF EVERGREEN MEDIA
CORPORATION AND ITS SUBSIDIARIES
(Full title of the plans)
Mark P. Mays
Chief Executive Officer
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
(210) 822-2828
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

SIGNATURES

Deregistration of Securities
     On September 1, 2000, Clear Channel Communications, Inc., a Texas corporation (the “Company”), filed a Post-Effective Amendment No. 1 to Form S-4 on Form S-8, File No. 333-32532 (the “Registration Statement”), registering 23,348,955 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), which were reserved for issuance pursuant to certain option and warrant agreements assumed by the Company in connection with its acquisition of AMFM Inc.
     On July 30, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2006, by and among the Company, BT Triple Crown Merger Co., Inc. (“Merger Sub”), B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Fincos”), as amended by Amendment No. 1 thereto, dated April 18, 2007, by and among the Company, Merger Sub and the Fincos, as further amended by Amendment No. 2 thereto, dated May 17, 2007, by and among the Company, Merger Sub, the Fincos and CC Media Holdings, Inc. (“Holdings”), and as further amended by Amendment No. 3 thereto, dated May 13, 2008, by and among the Company, Merger Sub, Holdings and the Fincos, Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Merger”).
     In connection with the Merger, this Post-Effective Amendment No. 2 is being filed to deregister all shares of Common Stock registered under the Registration Statement that remain unissued.

SIGNATURES
           Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 30th day of July, 2008.

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Mark P. Mays
Mark P. Mays
Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, File No. 333-32532, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Mays	Chief Executive Officer and Director	July 30, 2008
Mark P. Mays

/s/ Randall T. Mays* Randall T. Mays	President and Chief Financial Officer (Principal Financial Officer) and Director	July 30, 2008

/s/ Herbert W. Hill, Jr. Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	July 30, 2008

/s/ L. Lowry Mays* L. Lowry Mays	Chairman	July 30, 2008

/s/ Alan D. Feld* Alan D. Feld	Director	July 30, 2008

/s/ Perry J. Lewis* Perry J. Lewis	Director	July 30, 2008

/s/ B. J. McCombs* B. J. McCombs	Director	July 30, 2008

Signature	Title	Date

/s/ Phyllis B. Riggins* Phyllis B. Riggins	Director	July 30, 2008

/s/ Theodore H. Strauss* Theodore H. Strauss	Director	July 30, 2008

/s/ J. C. Watts* J. C. Watts	Director	July 30, 2008

/s/ John H. Williams* John H. Williams	Director	July 30, 2008

/s/ John B. Zachry*	Director	July 30, 2008
John B. Zachry

*	By Mark P. Mays pursuant to Power of Attorney.